SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2003

CENTIV, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-23221 (Commission File Number)	58-2033795 (I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.  Other Items

                On July 1, 2003, the registrant announced that it had received confirmation from NASDAQ that, as of June 30, 2003, the registrant is in compliance with the continued listing standards of the NASDAQ Smallcap Market. Further details are described in the press release issued by the registrant on July 1, 2003, and filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Press Release issued July 1, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.

Date: July 2, 2003	By:	/s/ Thomas M. Mason
Thomas M. Mason
Chief Financial Officer